UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report - January 17, 2007
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22810	03-0311630
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)

1000 Crawford Place, Suite 400, Mt. Laurel, NJ 08054
(Address of principal executive offices)

(856) 778-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 8.01. Other Events.

Mace Security International, Inc (the “Company”) filed a Form 8-K Report dated August 21, 2006 in connection with its entry into an Employment Agreement dated August 21, 2006 with its Chief Executive Officer. As stated in the Form 8-K Report dated August 21, 2006, prior to entering into the Employment Agreement, the Company obtained a Compensation Study from a third party consulting firm. Shareholders of the Company have requested that the Company make the Compensation Study available for review. The Company has decided to make the Compensation Study available for review. A copy of the Compensation Study is attached as Exhibit 99.1 to this Current Report.

On January 9, 2007, the Company received a letter from Kelly Capital expressing the interest of Kelly Capital in opening discussions with the Company regarding the acquisition of the Company’s outstanding shares at $3.00 per share. The Company’s Board of Directors is reviewing the letter of Kelly Capital and is in the process of formulating its response to Kelly Capital.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits. The following exhibits are being filed herewith:

99.1	Chief Executive Officer Market Analysis dated August 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Mace Security International, Inc.

Dated: January 17, 2007	By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Chief Executive Officer Market Analysis dated August 2006